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                                                                    EXHIBIT 10.2

                         INVESTMENT MANAGEMENT CONTRACT


PARTY A: THE PEOPLE'S GOVERNMENT OF WUQING DISTRICT, TIANJIN CITY

PARTY B: GUANGDONG XINXINGMEI ENVIRONMENT PROTECTION SCIENCE AND TECHNOLOGY INVESTMENT CO., LTD


According to The Contract Law of the People's Republic of China and other related laws and regulations, Party A and Party B promised to manage Wuqing First Sewage Disposal Factory via the way of BOT. In order to clarify rights and obligations of two parties, it concludes the contract for mutual observance after negotiation of two parties.


1.    CONSTRUCTION OF PROJECT OF SEWAGE DISPOSAL FACTORY

      1.1 The name of project is Wuqing First Sewage Disposal Factory. (It is called the Sewage Disposal Factory).

      1.2 The construction site is located in Tinan Road in the Wuqing Development District

      1.3 The design capacity of disposal sewage of the project amounts to 10,000 tons/day.

      1.4   The total sum of project pricing is assumed to RMB 8-9 million.

      1.5 According to the stipulation on article 1.3 in the contract, Party B is responsible for project design, investment (financing), construction, debug and management.

      1.6 Party B selects "MHA Sewage Disposal Techniques"(See attachment 1) as the applicable art for the project. In terms of project design, it shall take the bases of "Report of Evaluation on Environment Influence" and "Official Response of Evaluation on Environment Influence" in order to design the standard for water quality. The subject and index involved in "Report of Evaluation on Environment Influence" and "Official Response of Evaluation on Environment Influence" shall be taken as the design parameter.

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Chart 1.1

---------------------------------------------------------------------------------------------
            Subject          Index of Water Access   Index of Water Exceeding implements the
                                                           first standard of GB8978-96
---------------------------------------------------------------------------------------------
         CODcr mg/L                 =<460                              =<60
---------------------------------------------------------------------------------------------
          BOD5 mg/L                 =<180                              =<20
---------------------------------------------------------------------------------------------
           SS mg/L                  =<260                              =<20
---------------------------------------------------------------------------------------------
  Ammoniacal nitrogen mg/L           =<35                              =<15
---------------------------------------------------------------------------------------------
  Chroma diluted multiple           =<128                              =<20
---------------------------------------------------------------------------------------------
       phosphate mg/L               =<4.0                               =<1
---------------------------------------------------------------------------------------------
             PH                       6-9                               6-9
---------------------------------------------------------------------------------------------

      1.7   Party B is responsible for the following duties

            1) The primary design, the construction drawing design and the construction design within the extent of the Sewage Disposal Factory(pound)>>

            2)    The bidding for civil construction(pound)>>

            3) The earthwork digging and backfilling within the bound of the sewage disposal factory(pound)>>

            4) The civil construction project (including indoor fitment, road and fence in the factory), the electric power project, the project of water supply and drainage, the craftwork equipment and the installation project, the virescence project, the fire control, the flood prevention and etc within the bound of the sewage disposal factory.

            5) The design and construction on the road, water and electricity between the bound of the sewage disposal factory and the construction red line.


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            6)    The debugging on all the projects within the bound of the
                  sewage disposal factory(pound)>>

            7) The uncompleted matters that are promised by related laws, regulations, policies and the contract.

      1.8 Party A is responsible for construction on architecture establishment out of water access and exceeding mouths of the sewage disposal factory, which ensures the smooth delivery of the sewage and the smooth discharging of the rinsing water.

      1.9 Party A assists Party B to contact a local bank and apply for loans on construction of the sewage disposal factory. Party B is responsible for negotiating with the bank for the detailed sum and the form of the loans.

      1.10 Party A is responsible for providing the land for the project covering 8 Mu for free, and meeting requirements for weight bearing of 9 tons per square meters on the base. The deadline of the land using right from Party B shall be the same with the deadline of the sewage disposal factory managed by Party B.

      1.11 Party B is responsible for connecting road, water and electricity to the red line on the land before construction, and ensuring the flattening of the construction field

      1.12 Party A assists Party B to transact businesses which are under the administration of sectors of Party A, such as project establishment, transferring of land using right and other related procedures on declaring response and establishment

      1.13 Party A delivers the design and construction invitation for Party B, meanwhile, Party A provides basic design parameters such as red construction blueprint and underground construction within the range of land use, elevation of pipelines of water access and exceeding of the sewage disposal factory, points of water use and electricity use. After receiving the invitation from Party A, Party B shall complete the primary design blueprint within 30 working days. After agreement from Party A within 90 days since the next day, Party B shall complete construction design and deliver it to be checked by Party A. After qualification, Party A will sign in the checking contract.

      1.14 When designing the project of the sewage disposal factory, Party B is responsible for design a calculation establishment each for both parties in the sewage factory for the sake of transportation undertaken by Party A for establishment of the sludge storage


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      1.15  After complete all declaring procedures and blueprint checking, and items promised on Article 1.11, Party A shall deliver the construction notice to Party B, and Party B shall start establishment within 7 days after it receives the notice. If the consecutive construction period for the project of the sewage disposal factory lasts for 300 days, the construction period shall be calculated right from the construction day.

      l.16 In the construction period of the project of the sewage disposal factory, Party A shall assist Party B to apply for related derating policies within the range of national policies, laws and regulations. And Party A shall coordinate in solving conflicts and problems found in local sites that influence the construction of Party B.

      1.17 The debugging period for Party B lasts for 90 days after the completion of the project. Party A shall deliver the expenditure for the sewage disposal to Party B according to the amount of sewage disposed in practice and the standard of 0.40% RMB per ton. (When the sewage amount provided from Party A is lower than the minimal sewage amount promised on Article 2.5 in the contract, Party A will pay the expenditure for the sewage disposal to Party B according to the minimal sewage amount promised on Article 2.5 and the stand of 0.40% RMB per ton.

      1.18 After completion of the project and qualification of the debugging, Party B will inform Party A for acceptance of the project. After receiving the notice of project acceptance within 7 days, according to the blueprint and the signature of both Parties, Party A shall complete acceptance for the project within 10 working days. If Party A can't complete the acceptance within the time, it is considered for qualification.

      1.19 The acceptance and supervision unit for the water quality from the sewage project is Wuqing District Environment Supervision Station. Provided the supervision result meet the guideline listed in the chart of 1.1 in the contract sheet, it is considered as qualified acceptance. Party B can consign the national station to take the business of supervision if necessary, and take the supervised data from the national center station as the norm. The daily disposal scale for the acceptance of the sewage shall be based on the design scale. If Party A can't provide the amount of sewage for the sewage design, it doesn't influence the acceptance of the project.


2.    MANAGEMENT OF THE SEWAGE DISPOSAL FACTORY

      2.1 The confirmation on the period of management for Party B shall start from the qualification day of the project. The contract terminates on the same day 20 years later. Within the period, Party B shall manage the sewage disposal factory independently with the agreement. as the return for investment, Party B shall possess the profit made in the factory.


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      2.2   Within the management period, Party B is not allowed to transfer the right agreed in the contract independently. If needed, Party B shall consult from Party A for permission.

      2.3 Within the management period, Party A confirms the undertaking unit for balancing the sewage disposal expenditure. After the authorization from Party B, Party A can make a formal document for attachment of the contract, which has the same legality with the contract. The sewage disposal factory will direct balance with the undertaken unit confirmed by Party A.

      2.4   The pricing standards for the sewage disposal expenditure:
            [omitted].

      2.5 During the normal operation for the project, Party A ensures to provide the sewage disposal amount for 7000 tons per day in the first year; 8000 tons per day in the second year; 9000 tons per day in the third year; 1,0000 tons per day in the fourth year agreed on the article 1.3 in the contract. If Party A provides the sewage amount less than the agreement on the contract in the years above, it shall pay for the sewage disposal expenditure in real practice; If Party B provides the sewage amount more than the agreement on the contract in the years above, it also shall pay for the sewage disposal expenditure in real practice. Within 3 years on normal operation of the project, Party A shall pay the balance with 0.28 RMB per ton between the real amount of sewage in disposal (It shall be no less than the agreed minimal sewage amount) and the amount of sewage on design as the compensation for investment and construction from Party B. During the management period of Party B, if the sewage amount needed for disposal exceeds the design scale of the project, the two parties shall negotiate for spreading the sewage disposal factory.

      2.6 The checking time for the sewage disposal is 4:00 pm on 28th every month. The balance unit of Party A and the sewage disposal factory will control each of the calculation meters, and check two records at 6:00 pm on the day before the validity of the signature. If the error for the recorded water amount between two meters is no more than 1,000 ton per month, it shall be calculated on the average point of data between two parties. Otherwise if the error is more than 1,000 ton per month, it shall check the meters of two parties.


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      2.7   It shall take the total number of the checking sheets approved by two parties as the payment credential for the sewage disposal expenditure. Party A shall deposit the expenditure for the sewage disposal on the agreed account. Before 5th every month, Party A shall transfer the balance into the account of Party B for the expenditure last month. (It shall postpone for 5 days at most in case of holidays).

      2.8 Within the management period of Party B, in the case of large rise and fall for comprehensive INP published by the country, two parties can negotiate for adjusting the standard for the balance price. The year for concluding the contract shall be taken as the basis. According to the calculation of national statistics, if the rise and fall of comprehensive INP is no more than 15%, it will not adjust the standard for price; if it exceeds over 15%, the comprehensive INP will make corresponding adjustment accordingly.

      2.9 After normal operation of the sewage disposal factory, Party B can make fixed checking for at least once every year according to the operation state. The checking time lasts for 30 days every time (including the debugging period). Party B shall inform Party A 7 days before the check and repair. When water quality exiting from the sewage disposal factory during the checking and debugging period meets the second standard, namely, GB 8978-96, Party A shall pay Party B with 0.40 RMB per ton for the real amount of disposal in practice.

      2.10 Under the temperature of 8iae, the efficiency for the sewage disposal is distinctively reduced, therefore, when the sewage disposal factory finds the temperature of sewage is lower than 7iae, it shall inform Party A immediately to check the temperature of water. When two parties jointly confirm the water temperature access is lower than 7iae, and it dues to the natural reason for the guideline doesn't meet the agreed standard on the chart 1.1 of the contract. In that case, the sewage disposal factory will not take the responsibility, but Party A pays the expenditure for the amount in practice from the sewage disposal factory.

      2.11 If the term of power cut is over 2 days due to the reason beyond the control of the sewage disposal factory (Party A will pay nothing to Party B within 2 days), which causes paralysis of the sewage disposal system, leads to the guideline for the water exceeding from the sewage disposal factory that can't meet the agreed standard on the chart 1.1 of the contract, Party A shall pay Party B for the expenditure of the sewage disposal according to the water amount agreed on the article 2.5 and the price standard agreed on the article 2.4 in the power period and the debugging period after power is on. (The debugging period lasts for 20 days).


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      2.12  Party A is responsible for transporting out dehydrated sewage produced from the sewage disposal. The sewage disposal factory is responsible for the expenditure engaged in qualification for sewage and the management expenditure applied in the dehydrated course of mud.


3.    HANDOVER OF THE SEWAGE DISPOSAL FACTORY

      After the expiration of the management for Party B, it shall hand over the sewage disposal factory to Party A with establishments in good conditions, smooth operation without any dissension on property. 90 days before the formal handover, Party B shall deliver the handover notice to Party A. meanwhile, Party B shall provide all the craftwork and technology the sewage disposal to Party A, and takes responsibility for training technicians for Party A. After the handover, on the transferring period when Party A has yet to confirm other management units, Party B will keep management until the time when Party A confirms the management unit. (The time shall be no more than 60 days). If Party B tends to keep management, the two parties can negotiate for concluding the contract additionally.


4.    OTHER ARTICLES(POUND)(0)

      4.1 Party A shall publish the measures on imposition of the expenditure management on the sewage disposal.

      4.2 Party A shall negotiate the water accessing index according to the chart 1:1 in the contract in order to control water quality of the industrial liquid water which is ejected into the administrative sewage network. If the water quality of the water ejected exceeds over the guideline listed in the chart 1.1 of the contract, which causes that the disposed sewage can't meet the guideline. In this case, Party B and the sewage disposal industry will take no responsibility. Party A shall pay the disposal expenditure for the sewage disposal industry agreed in the article 2.5. Party is responsible for the sewage disposal expenditure beyond the guideline.

      4.3 During the administration of Party B. The price for the sewage disposal industry shall implement the municipal standard in Tianjin City.

      4.4 Party B shall pay the expenditure of acceptance and supervision for the sewage disposal factory. The unit that requires supervision will pay the expenditure of supervision after being checked for approval. Party A is responsible for organizing the acceptance meeting and Party B is responsible for the expenditure.


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      4.5   Notice

            In the course of implementing the contract and any notice, it shall take the written form vie sending or registering for post, teleprinting or faxing. The address is stated as followings:

            Address of Party A: No. 118, Rongyang Xi Road, Wuqing District, Tianjin City

            Post code: 301700

            Telephone: (022) 29341573

            Fax: (022) 29326702

            Address of Party B: The 6th Building, Guowei Mansion, No. 73, Xianlie Zhong Road, Guangzhou City, Guangdong Province

            Post code: 510095

            Telephone: (020) 87327278

            Fax: (020) 87326157

            Any party that changes any item in the address above shall inform the other party 7 days in advance. The change is valid after the notice is confirmed.


      4.6 If the compulsory criterions and standards for national sewage disposal factory changes, the new technology adopts for Party B shall meet the new standard regulated by the country. Two parties shall negotiate for compensating the investment from Party B with the delay of the management period.


5.    RESPONSIBILITY OF BREACHING THE CONTRACT

      5.1 Before the acceptance of the project, if Party A can't provide conditions agreed in the contract, which causes loss from Party B, hereby Party A shall be responsible for the real loss from Party B. After the sewage disposal factory is checked for approval and operated formally, if Party B stops production due to the reason from Party A, Party A shall pay for the sewage disposal expenditure during the period of stopping production according to the amount of sewage disposal regulated in the article 2.5 and the price regulated in the article 2.4.


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      5.2   If Party A doesn't pay the sewage disposal expenditure, right from the second day after 5 valid working days overdue, the defaulted sum of breaching contract shall be paid in the loan interest overdue. Meanwhile, Party A shall pay RMB 1,000 to Party B for the penal sum overdue for each day delayed.

      5.3 If Party B can't complete the project or the project completed doesn't meet the design criterion or the construction quality is unqualified, Party B shall pay RMB 1,000 to Party A for the penal sum for each day delayed.

      5.4 After the normal operation of the sewage disposal factory, if Party B breaches the following agreements due to the reason of Party B and the sewage disposal factory, Party B shall pay the sewage ejection expenditure to related sectors, additionally, it shall pay RMB 1,000 to Party A for the penal sum for each day delayed.

            1) When Party provides the agreed amount of sewage to meet the contract, but the amount of sewage from the sewage disposal factory can't meet the amount agreed in the contract.

            2) When the index for water accession exceeds over the chart 1.1 in the contract, and when the water quality disposed in Party B and the sewage disposal factory can't meet the index agreed in the contract. (Except the case that water quality leads the paralysis of the sewage disposal system).

      5.5 After the termination of debugging, if water quality from the sewage disposal factory still can't meet the exiting guideline agreed in the chart 1.1 of the contract, Party A will not pay Party B the expenditure for the sewage disposal. After the termination of debugging, if the guideline for water accession can't exceed over the standard agreed in the chart 1.1 of the contract in the consecutive four months, and the disposed water quality still can't meet the standard agreed in the contract, the contract will be relieved independently.

      5.6 Within the management period of Party B, if Party B transfers the right of management on the sewage disposal industry without permission from Party A, the contract will be suspended; consequently, Party B will be responsible for all the loss. If there are such unsolvable cases as bankruptcy close-down and etc from Party B, the right of management on the sewage disposal industry will be transferred to Party A, and Party B will be responsible for the original liability for the sewage disposal industry.


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6.    FORCE MAJEURE

      If the loss is caused by force majeure, neither of parties will take responsibility.


7.    VALIDITY OF CONTRACT

      The contract has ten copies with the same validity. Party A and B hold 5 copies respectively. It is valid after the seal and signature of two parties.


8.    DISPUTE SETTLEMENT

      Provided dispute occurs in the course when Party A and Party B carry out the contract, two parties shall negotiate for friendly solution. If otherwise, it shall be solved vie lawsuit in the People's Government that has the right of domination.

      The items that are not regulated in the contract shall be solved vie negotiation of two parties. The additional complementary articles signed are components of the contract, which has the same legal validity.

      The contract is signed in Yongyang Hotel in Wuqing District, Tianjin City.

      The contract has ten pages in all.



PARTY A: THE PEOPLE'S GOVERNMENT OF    PARTY B: GUANGDONG XINXINGMEI ENVIRONMENT
WUQING DISTRICT, TIANJIN CITY          PROTECTION SCIENCE AND TECHNOLOGY
                                       INVESTMENT CO., LTD



LEGAL REPRESENTATIVE:                  LEGAL REPRESENTATIVE:



AUGUST 14, 2002                        AUGUST 14, 2002




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